                                                                    EXHIBIT 99.1

                                   SCHEDULE A

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THRESHOLD PRICE AND     RECORD DATE       OPTIONAL CASH       PRICING PERIOD      INVESTMENT DATE
WAIVER DISCOUNT SET                      PAYMENT DUE DATE   COMMENCEMENT DATE
      DATE
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
December 26, 2000    December 29, 2000   January 2, 2001     January 3, 2001     January 22, 2001
January 29, 2001     February 1, 2001    February 2, 2001    February 5, 2001    February 22, 2001
February 27, 2001    March 2, 2001       March 5, 2001       March 6, 2001       March 22, 2001
March 28, 2001       April 2, 2001       April 3, 2001       April 4, 2001       April 23, 2001
April 27, 2001       May 2, 2001         May 3, 2001         May 4, 2001         May 22, 2001
May 30, 2001         June 4, 2001        June 5, 2001        June 6, 2001        June 22, 2001
June 27, 2001        July 2, 2001        July 3, 2001        July 5, 2001        July 23, 2001
July 30, 2001        August 2, 2001      August 3, 2001      August 6, 2001      August 22, 2001
August 28, 2001      August 31, 2001     September 4, 2001   September 5, 2001   September 21, 2001
September 27, 2001   October 2, 2001     October 3, 2001     October 4, 2001     October 22, 2001
October 29, 2001     November 1, 2001    November 2, 2001    November 5, 2001    November 21, 2001
November 28, 2001    December 3, 2001    December 4, 2001    December 5, 2001    December 21, 2001
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